UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 15, 2019
Date of Report (Date of earliest event reported)

QORNERSTONE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52945	98-0540833
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

6, Shenton Way #21-08 OUE Downtown
Singapore	068809
(Address of principal executive offices)	(Zip Code)

+65-65572516
Registrant’s telephone number, including area code

TechMedia Advertising, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[   ]

Item 5.03                 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

Effective March 15, 2019, TechMedia Advertising, Inc. (the “Company”) effected a name change to Qornerstone Inc.

This name change was effective under Nevada corporate law as of March 15, 2019, pursuant to Articles of Merger that were filed with the Nevada Secretary of State on March 15, 2019. Pursuant to such Articles of Merger, our Company merged with its wholly-owned subsidiary, Qornerstone Inc. The merger is in the form of a parent/subsidiary merger, with our Company as the surviving corporation. In accordance with Section 92A.180 of the Nevada Revised Statutes, shareholder approval of the merger/name change was not required. The Articles of Merger provided that, upon completion of the merger effective on March 15, 2019, our Company’s Articles of Incorporation would be amended as of such date to change the Company’s name to “Qornerstone Inc.”

Item 9.01                 Financial Statements and Exhibits

(a)                             Financial Statements of Business Acquired

Not applicable.

(b)                             Pro forma Financial Information

Not applicable.

(c)                             Shell Company Transaction

Not applicable.

(d)                             Exhibits

Exhibit	Description

3.1	Articles of Merger as filed with the Nevada Secretary of State on March 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QORNERSTONE INC.

DATE: March 20, 2019	By:	/s/ Ernest Ong
Ernest Ong
President, CEO and Director

__________